UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

MYDX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55596	99-0384160
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite B, San Diego, CA 92121
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 814-4550

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

MyDx, Inc. is filing this amended Current Report on Form 8-K/A to amend the Current Report on Form 8-K filed on May 24, 2019 to correct the company name on the signature page and contains no other changes.

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2019, MyDx, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LG Capital Funding, LLC (“LG Capital”) for the sale of two 8% convertible redeemable notes in the original principal amount of $63,945, or an aggregate principal amount of $127,890 (the “Note”), which included an aggregate payment of $126,000 to the Company at an original issue discount of $1,890.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on May 2, 2020 (the “Maturity Date”). The Note is convertible into common stock at any time after the six-month anniversary of this Note, at LG Capital’s option, at a price equal to 65% of the average of the two lowest closing trading prices of the common stock during the fifteen day period prior to conversion (the “Conversion Price”). The Note may not be prepaid more than 180 days prior to the Maturity Date. In the event the Company prepays the Note in full during the 180 days prior to the Maturity Date, the Company must pay off all principal, interest and any other amounts owing multiplied by a premium ranging from 5% to 30%.

LG Capital has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company.

This Note contains default events (an “Event of Default”) which, if triggered and not timely cured (if curable) by the Company, will result in the option by LG Capital to consider the Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration). Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

The Note was offered and sold to LG Capital in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. LG Capital is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing summary of the terms of the Securities Purchase Agreement and the Note is qualified in its entirety by the Securities Purchase Agreement and the Note, which is attached as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following material is filed as an exhibit to this Report:

Exhibit Number

4.1	Form of 8% Convertible Redeemable Note issued to LG Capital Funding, LLC dated May 2, 2019.

10.1	Securities Purchase Agreement, dated as of May 2, 2019, by and between LG Capital Funding, LLC and MyDx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYDX, INC.

Date: June 7, 2019	By:	/s/ Matthew Bucciero
Matthew Bucciero
Principal Executive Officer

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